EXHIBIT 11

NATIONAL WESTERN LIFE INSURANCE COMPANY AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE
For the Three Months Ended June 30, 2003 and 2002
(Unaudited)
(In thousands, except per share data)
	2003	2002

Numerator for basic and diluted earnings per share:
Earnings available to common stockholders
before and after assumed conversions	$17,085	8,808

Denominator:
Basic earnings per share -
weighted-average shares	3,528	3,523

Effect of dilutive stock options	22	36

Diluted earnings per share -
adjusted weighted-average
shares for assumed conversions	3,550	3,559

Basic earnings per share	$4.84	2.50

Diluted earnings per share	$4.82	2.47

EXHIBIT 11

NATIONAL WESTERN LIFE INSURANCE COMPANY AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE
For the Six Months Ended June 30, 2003 and 2002
(Unaudited)
(In thousands, except per share data)
	2003	2002

Numerator for basic and diluted earnings per share:
Earnings available to common stockholders
before and after assumed conversions:	$26,811	21,042

Denominator:
Basic earnings per share -
weighted-average shares	3,526	3,520

Effect of dilutive stock options	22	34

Diluted earnings per share -
adjusted weighted-average
shares for assumed conversions	3,548	3,554

Basic earnings per share	$7.60	5.98

Diluted earnings per share:	$7.56	5.92